d65bc42e-8dd6-424d-a86d-79d9688fbdda SONDER HOLDINGS INC. June 24, 2025 Janice Sears c/o Sonder Holdings Inc. Dear Janice: This letter agreement (the “Agreement”) is entered into between Sonder Holdings Inc. (the “Company” or “we”), the Company’s wholly owned subsidiary, Sonder USA Inc. (“Sonder USA”), and you. This Agreement is effective as of June 24, 2025 (the “Effective Date”). The purpose of this Agreement is to set forth the terms of your employment as Interim Chief Executive Officer of Sonder USA (“Interim CEO”). 1. Term. You will serve as Interim CEO from the Effective Date through the earlier of (a) the date that is six (6) months following the Effective Date, or (b) the date on which a permanent Chief Executive Officer of Sonder USA is appointed (the “Term”). During the Term you will continue to serve as Chair of the Company’s Board of Directors (the “Board”), subject to Section 3(e) of this Agreement. 2. Position. The role of Interim CEO is a salaried, full-time position. In this role, you will report directly to the Board, and will perform duties as reasonably assigned to you. While you render services to the Company, Sonder USA, or their applicable affiliates (the “Company Group”) as Interim CEO, except as otherwise approved by the Board, you will not engage in any other employment, consulting or other business activity (whether full-time or part-time) that materially conflicts with your obligations to the Company Group. By signing this Agreement, you confirm to the Company Group that you have no contractual commitments or other legal obligations that would prohibit you from performing your duties under this Agreement for the Company Group. 3. Compensation and Benefits. (a) Base Salary. During the Term, your base salary will be $60,000 per month, less applicable withholding, which will be payable in accordance with Sonder USA’s normal payroll procedures. (b) Equity. In connection with your appointment as Interim CEO, you will be granted the following Company equity awards: (i) shortly following the commencement of the Term, an award of Company restricted stock units covering a number of shares of Company Common Stock (each, a “Share”) having a Value (as defined below) of $175,000, with any resulting fraction rounded down to the nearest whole Share (the “Sign-On RSUs”). The Sign-On RSUs will vest on the earlier of (A) the first anniversary of the date of grant, or (B) the date of the next annual meeting of the Company’s stockholders following the date of grant, in each case subject to your continued service to the Docusign Envelope ID: 323829C1-36B1-4642-8CD2-FB14DD76D486

Company Group through such date. Notwithstanding the foregoing vesting schedule, in the event of a Change in Control (as defined in the Company’s 2021 Equity Incentive Plan (the “Plan”)), the Sign-On RSUs will fully vest as of immediately prior to the consummation of such Change in Control, subject to your continued service to the Company Group through such date. (ii) shortly following the end of the Term and unless you are terminated for Cause (as defined below) during the Term, an award of Company restricted stock units covering a number of Shares having a Value equal to the product of (A) $66,667, multiplied by (B) the number of months for which you serve as Interim CEO (with proportionate proration for the final month of your service as Interim CEO) with any resulting fraction rounded down to the nearest whole Share (the “New Hire RSUs”). The New Hire RSUs will vest on the first anniversary of the end of the Term, subject to your continued service to the Company Group through such date. The Sign-On RSUs and New Hire RSUs will be subject to the terms of the Plan and an award agreement thereunder, including with respect to vesting. “Cause” means your (A) willful violation of any law or regulation applicable to the business of the Company or any member of the Company Group, in any case without advance consultation and approvals consistent with Company controls; (B) conviction for, or plea of no contest to, a felony or a crime involving moral turpitude; (C) commission of an act of personal dishonesty that results in your personal enrichment (excluding inadvertent acts that are promptly cured following written notice to you); (D) failure to substantially perform your lawful duties of employment (including, but not limited to, compliance with written policies of the Company or Sonder USA (in either case the “Employer”) and written agreements with the Employer), but only after the Employer has delivered a written demand for performance to you that describes the basis for the Employer’s belief that you have not substantially performed your duties and you have not cured within a period of fifteen (15) days following notice if such failure is capable of cure in the judgment of the Employer; (E) willful failure (other than due to physical incapacity) to cooperate with an investigation by a governmental authority or the Employer of the Employer’s or the Company’s business or financial condition; (F) other willful misconduct or gross negligence that is injurious to the financial condition or business reputation of the Company or the Company Group; or (G) breach of fiduciary duty to the Employer. “Value” means (A) with respect to the Sign-On RSUs, the grant date fair value as determined in accordance with U.S. generally accepted accounting principles, and (B) with respect to the New Hire RSUs, the volume-weighted average closing price of a Share as reported during the twenty (20) trading day period ending on the last trading day prior to the date of grant. (c) Employee Benefits. As a full-time employee, you will be eligible to participate in Sonder USA’s standard benefit plans as in effect from time to time, on the same basis as those benefit plans are generally made available to other similarly situated executives of Sonder USA. Such benefit plans are subject to change, and may be supplemented, altered, or eliminated, in part or entirely. Any eligibility to participate in such benefits plans, as well as the terms thereof, shall be as set forth in the governing documents for such plans, or there are no such governing documents, in Sonder USA’s policies. You will not participate in the Key Executive Change in Control and Severance Plan or the 2023 Key Executive Change in Control and Severance Plan. Docusign Envelope ID: 323829C1-36B1-4642-8CD2-FB14DD76D486

(d) Expenses. You will be entitled to receive prompt reimbursement for all reasonable expenses incurred by you in the furtherance of or in connection with the performance of your duties hereunder, in accordance with the applicable policy of Sonder USA, as in effect from time to time. (e) Non-Eligibility for Director Compensation. During the Term, you will be ineligible for and will not receive compensation in respect of your service as a member of the Board, including, without limitation, compensation pursuant to the terms of the Company’s Amended and Restated Outside Director Compensation Policy. 4. Proprietary Information and Inventions Agreement. As an employee of a member of the Company Group, you will have access to certain confidential information of the Company Group and you may, during the course of your employment, develop certain information or inventions that will be the property of the Company Group. To protect the interests of the Company Group, your employment is contingent upon your execution of an At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement (the “Confidentiality Agreement”) on Sonder USA’s standard form. 5. At-Will Employment. You acknowledge and agree that your employment with Sonder USA will be “at-will” employment and may be terminated at any time with or without cause or notice. You understand and agree that neither your job performance nor commendations, bonuses, or the like from any member of the Company Group give rise to or in any way serve as the basis for modification, amendment, or extension, by implication or otherwise, of your employment with Sonder USA or any other member of the Company Group. You further acknowledge and agree that the Company, Sonder USA or other applicable member of the Company Group may modify job titles, salaries and benefits from time to time as it deems necessary. 6. Tax Matters. (a) Withholding. All payments made under this Agreement shall be subject to reduction to reflect taxes or other charges required to be withheld by law, and you will be solely responsible for any and all taxes arising in connection with this Agreement and compensation paid or payable to you, including but not limited to any taxes, penalties and interest, if any, arising under Section 409A (as defined below). (b) Section 409A. The Company and Sonder USA intend that all payments and benefits provided under this Agreement or otherwise are exempt from, or comply with, the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and any final regulations and guidance thereunder and any applicable state law equivalent, as each may be amended or promulgated from time to time (“Section 409A”) so that none of the payments or benefits will be subject to the additional tax imposed under Section 409A, and any ambiguities will be interpreted to so be exempt or comply. Each payment and benefit payable under this Agreement is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. (c) Tax Advice. You are encouraged to obtain your own tax advice regarding your compensation from the Company or any other member of the Company Group. You agree Docusign Envelope ID: 323829C1-36B1-4642-8CD2-FB14DD76D486

that no member of the Company Group has any duty to design its compensation policies in a manner that minimizes your tax liabilities. 7. Legal Fees. The Company or Sonder USA shall pay or reimburse you for any and all reasonable attorneys’ fees and related costs paid in connection with the negotiation and execution of this Agreement and related documents, up to a maximum amount of $5,000. 8. Entire Agreement, Amendment and Enforcement. This Agreement, the Confidentiality Agreement, and any equity award agreements between you and the Company supersede and replace any prior agreements, representations or understandings (whether written, oral, implied or otherwise) between you and any member of the Company Group, and constitute the complete agreement between you, the Company and Sonder USA regarding the subject matter set forth herein. This Agreement may not be amended or modified, except by an express written agreement signed by both you and a duly authorized officer of the Company. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California without regard to the principles of conflict of laws thereof. 9. Miscellaneous. (a) Arbitration. You agree that any and all controversies, claims, or disputes with anyone (including any member of the Company Group and any employee, officer, director, shareholder or benefit plan of any member of the Company Group in their capacity as such or otherwise) arising out of, relating to, or resulting from your service to the Company Group, will be subject to arbitration in accordance with the provisions of the Confidentiality Agreement. (b) Successors. In addition to any obligations imposed by law upon any successor to the Company, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. (c) Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. (d) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument. (e) Acknowledgment. You acknowledge that you have had the opportunity to discuss this Agreement with and obtain advice from your private attorney, have had sufficient time to, and have carefully read and fully understand all the provisions of this Agreement, and are knowingly and voluntarily entering into this Agreement. Docusign Envelope ID: 323829C1-36B1-4642-8CD2-FB14DD76D486

Please indicate your acceptance of this Agreement, and confirmation that it contains our complete agreement regarding the terms and conditions of your employment, by signing the bottom portion of this Agreement and returning a copy to me. Very truly yours, SONDER HOLDINGS INC. By: SONDER USA INC. By: I have read and accept this Agreement: Janice Sears Dated: Docusign Envelope ID: 323829C1-36B1-4642-8CD2-FB14DD76D486 6/24/2025 | 5:20 PM PDT